EXHIBIT 99.1

Solésence Reports First Quarter 2026 Financial Results

Advances implementation of Transform and Transcend strategic initiative across Operational Excellence and New Technology Commercialization

ROMEOVILLE, Ill., May 12, 2026 (GLOBE NEWSWIRE) -- Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced financial results for the first quarter ended March 31, 2026.

“In March, we introduced Transform and Transcend to our investor community, the strategic initiative that we began at the end of 2025,” commented Kevin Cureton, President and Chief Executive Officer. “Our first quarter results reflect our disciplined execution on this initiative, particularly on our first and foundational pillar, operational excellence. Combined with steady early progress in our efforts to further leverage our intellectual property, expand our addressable market, and evolve our service model to capture greater share of the value chain, Solésence is well positioned to drive long-term, sustainable profitability and growth.”

Recent Highlights and Accomplishments

  Improved gross margin through disciplined execution of first pillar of Transform & Transcend Initiative: Operational Excellence.
  Expanded OTC claims with commercialization of new platform technologies: WHSPR™ and Chromalüm™.
  Added financial executive Marc James as new independent Director.

Laura Riffner, Chief Financial Officer, added, “In the first quarter, Solésence’s investments focused on its operational infrastructure, including employee training and organizational restructuring which created near-term pressure on profitability but also resulted in improved efficiency and reduced labor costs across the business. We expect this will position us for improved operational and financial results as we move through the year.”

First Quarter 2026 Financial Highlights

  Revenue for the first quarter was $13.0 million, compared to $14.6 million for the same period in 2025.
  Gross profit in the first quarter was $3.3 million, compared to $3.4 million for the same period in 2025.
  Gross margin in the first quarter was 26%, compared to 23% for the same period in 2025.
  Net loss for the first quarter was approximately $0.8 million, compared to net income of approximately $0.08 million for the same period in 2025.

Conference Call
Solésence will host its first quarter conference call on Tuesday, May 12, 2026, at 7:30 a.m. CT, 8:30 a.m. ET, to discuss its financial results and provide a business and financial update. On the call will be Kevin Cureton, President and Chief Executive Officer, and Laura Riffner, Chief Financial Officer.

Webcast Link: https://edge.media-server.com/mmc/p/t9uyyvcs

Dial-In Link: https://register-conf.media-server.com/register/BI8309d9a33aea468ab429e32ef4434b33

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

The call may also be accessed through the Company’s investor relations website, at https://ir.solesence.com/. Please join the conference call at least five minutes before the start time.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Solésence believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Solésence, Inc.
Solésence, Inc. (Nasdaq: SLSN) is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2026. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com

SOLESENCE, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	(in thousands except share and per share data)
	March 31,	December 31,
	2026	2025
ASSETS	(Unaudited)

Current assets:
Cash	$573	$1,288
Trade accounts receivable	7,246	7,642
Allowance for credit losses	(867)	(806)
Trade accounts receivable, net	6,379	6,836
Inventories, net	17,559	18,511
Prepaid expenses and other current assets	1,902	2,141
Total current assets	26,413	28,776

Equipment and leasehold improvements, net	14,746	14,329
Operating leases, right of use	6,598	6,913
Other assets, net	37	37
Total assets	$47,794	$50,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, accounts receivable, related party	3,047	4,767
Current portion of operating lease obligations	1,296	1,255
Accounts payable	4,672	4,098
Deferred revenue	1,165	930
Accrued expenses	2,511	2,879
Total current liabilities	12,691	13,929

Long-term portion of operating lease obligations	7,440	7,798
Long-term portion of line of credit, inventory, related party	9,500	9,500
Long-term portion of debt, related parties	1,000	1,000
Asset retirement obligations	196	194
Total long-term liabilities	18,136	18,492

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	-	-

Common stock, $.01 par value, 95,000,000 shares authorized; 70,632,445 and 70,614,045 shares issued and outstanding on March 31, 2026 and December 31, 2025, respectively	706	706

Additional paid-in capital	115,665	115,566
Accumulated deficit	(99,404)	(98,638)
Total stockholders' equity	16,967	17,634
Total liabilities and shareholders' equity	$47,794	$50,055

SOLESENCE, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended
	March 31,
	2026	2025
Revenue:
Product revenue	$12,919	$14,575
Other revenue	38	50
Net revenue	12,957	14,625

Cost of revenue	9,620	11,243
Gross profit	3,337	3,382

Operating expense:
Research and development expense	1,042	1,018
Selling, general and administrative expense	2,799	2,108
Net (loss) income from operations	(504)	256
Interest income
Interest expense	263	176
Other nonoperating income	1	-
Net (loss) income before provision for income taxes	(766)	80
Provision for income taxes	-	-
Net (loss) income	$(766)	$80

Net (loss) income per share-basic	$(0.01)	$-

Weighted average number of common shares outstanding - basic	70,625,494	70,103,279

Net (loss) income per share-diluted	$(0.01)	$-

Weighted average number of common shares outstanding - diluted	70,625,494	72,632,116

SOLESENCE, INC
CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended
	March 31,
	2026	2025
Revenue:
Product revenue	$12,919	$14,575
Other revenue	38	50
Net revenue	12,957	14,625

Cost of revenue detail:
Depreciation	302	216
Non-Cash equity compensation	20	27
Other costs of revenue	9,298	11,000
Cost of revenue	9,620	11,243
Gross profit	3,337	3,382

Operating expense:
Research and development expense detail:
Depreciation	4	4
Non-Cash equity compensation	18	27
Other research and development expense	1,020	987
Research and development expense	1,042	1,018

Selling, general and administrative expense detail:
Depreciation and amortization	6	6
Non-Cash equity compensation	46	73
Other selling, general and administrative expense	2,747	2,029
Selling, general and administrative expense	2,799	2,108
Net (loss) income from operations	(504)	256
Interest income
Interest expense	263	176
Other nonoperating income	1	-
Net (loss) income before provision for income taxes	(766)	80
Provision for income taxes	-	-
Net (loss) income	$(766)	$80

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	263	176
Addback Depreciation/Amortization	312	226
Addback Non-Cash Equity Compensation	84	127
Subtract Non-Cash Other Income	-	-

Adjusted EBITDA	$(107)	$609